EXHIBIT 33.3

Management’s Report on Assessment of Compliance with Applicable Servicing Criteria

JPMorgan Chase Bank, National Association (the “Asserting Party”) is responsible for assessing compliance as of October 1, 2006 and for the period from October 1, 2006 through December 31, 2006 (the “Reporting Period”), with the servicing criteria set forth in Title 17, Section 229.1122 (d) of the Code of Federal Regulations (the “CFR”), “), to the extent required by the related transaction agreements excluding the criteria set forth in 17 CFR 229.1122(d) (1)(i)-(iv), (2)(i)-(vi), (3)(i)-(iv), and (4)(i)-(xv), which the Asserting Party has concluded are not applicable to the activities it performs with respect to the asset-backed securitization transactions covered by this report (such criteria, after giving effect to the exclusions identified above, the “Applicable Servicing Criteria”). This report covers the asset-backed securities transactions backed by residential mortgages and home equity loans, auto loans, credit cards, dealer floor plans, retail installment contracts and manufactured housing contracts for which transactions the Asserting Party performs the applicable servicing criteria, that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, where the related asset-backed securities were either (1) issued during the calendar year ending December 31, 2006 or (2) issued prior to the calendar year ending December 31, 2006 and remain subject to the reporting requirements under the Securities and Exchange Act of 1934, as amended (the “Platform”), as listed in Appendix A.

The Asserting Party has (i) used the criteria set forth in 17 CFR 229.1122(d) to assess the compliance by the Asserting Party with the Applicable Servicing Criteria for the Reporting Period and (ii) concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform, taken as a whole.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform, on our assessment of compliance with the Applicable Servicing Criteria as of December 31, 2006 and for the Reporting Period as set forth in this report.

JPMorgan Chase Bank, National Association

/s/ Brian Goldman

Brian Goldman, Senior Vice President

Date: March 12, 2007

Appendix A

BA Master Credit Card Trust II

Capital Auto Receivables Asset Trust 2006-1

Capital Auto Receivables Asset Trust 2006-2

Capital One Auto Finance Trust 2006-A

Capital One Auto Finance Trust 2006-B

Capital One Auto Finance Trust 2006-C

Capital One Prime Auto Receivables Trust 2006-2

Capital One Prime Auto Receivables Trust, 2006-1

Centex Home Equity Loan Trust 2006-A

Chase Auto Owner Trust 2006-A

Chase Auto Owner Trust 2006-B

Chase Credit Card Master Trust, Series 1996-2 (Class A and B)

Chase Credit Card Master Trust, Series 1996-3 (Class A and B)

Chase Credit Card Master Trust, Series 2001-1

Chase Credit Card Master Trust, Series 2001-2

Chase Credit Card Master Trust, Series 2001-4

Chase Credit Card Master Trust, Series 2001-6

Chase Credit Card Master Trust, Series 2002-1

Chase Credit Card Master Trust, Series 2002-3

Chase Credit Card Master Trust, Series 2002-5

Chase Credit Card Master Trust, Series 2002-7

Chase Credit Card Master Trust, Series 2003-1

Chase Credit Card Master Trust, Series 2003-2

Chase Credit Card Master Trust, Series 2003-3

Chase Credit Card Master Trust, Series 2003-4

Chase Credit Card Master Trust, Series 2003-5

Chase Credit Card Master Trust, Series 2003-6

Chase Credit Card Master Trust, Series 2004-1

Chase Credit Card Master Trust, Series 2004-2

Chase Mortgage Finance Trust Series 2006-A1

Chase Mortgage Finance Trust Series 2006-S1

Chase Mortgage Finance Trust Series 2006-S2

Chase Mortgage Finance Trust Series 2006-S3

Chase Mortgage Finance Trust Series 2006-S4

ChaseFlex Trust Series 2006-1

ChaseFlex Trust Series 2006-2

Citigroup Mortgage Loan Trust 2006-CB3

CNH Equipment Trust 2006-A

CNH Equipment Trust 2006-B

CWHEQ Revolving Home Equity Loan Trust, Series 2006- F

CWHEQ Revolving Home Equity Loan Trust, Series 2006-A

CWHEQ Revolving Home Equity Loan Trust, Series 2006-B

CWHEQ Revolving Home Equity Loan Trust, Series 2006-C

CWHEQ Revolving Home Equity Loan Trust, Series 2006-D

CWHEQ Revolving Home Equity Loan Trust, Series 2006-E

CWHEQ Revolving Home Equity Loan Trust, Series 2006-G

CWHEQ Revolving Home Equity Loan Trust, Series 2006-H

CWHEQ Revolving Home Equity Loan Trust, Series 2006-I

DaimlerChrysler Auto Trust 2006-A

Ford Credit Floorplan Master Owner Trust A, Series 2006-3

Ford Credit Floorplan Master Owner Trust A, Series 2006-4

GE Equipment Midticket LLC, Series 2006-1

GMACM Home Equity Loan Trust 2006-HE1

GMACM Home Equity Loan Trust 2006-HE2

GMACM Home Equity Loan Trust 2006-HE3

GMACM Home Equity Loan Trust 2006-HE4

GMACM Home Equity Loan Trust 2006-HE5

GMACM Home Loan Trust 2006-HLTV1

GMACM Mortgage Loan Trust 2006-AR2

GS Auto Loan Trust 2006-1

GSAA Home Equity Trust 2006-1

GSAA Home Equity Trust 2006-12

GSAA Home Equity Trust 2006-3

GSAA Home Equity Trust 2006-5

GSAA Home Equity Trust 2006-6

GSAA Home Equity Trust 2006-9

GSR Mortgage Loan Trust 2006-4F

Honda Auto Receivables 2006-1 Owner Trust

IXIS Real Estate Capital Trust 2006-HE1

IXIS Real Estate Capital Trust 2006-HE2

J.P. Morgan Mortgage Acquisition Corp. 2006-FRE1

J.P. Morgan Mortgage Acquisition Corp. 2006-FRE2

J.P. Morgan Mortgage Acquisition Corp. 2006-HE1

J.P. Morgan Mortgage Acquisition Corp. 2006-WMC1

J.P. Morgan Mortgage Acquisition Trust 2006-ACC1

J.P. Morgan Mortgage Acquisition Trust 2006-CH1

J.P. Morgan Mortgage Acquisition Trust 2006-CH2

J.P. Morgan Mortgage Acquisition Trust 2006-CW1

J.P. Morgan Mortgage Acquisition Trust 2006-HE2

J.P. Morgan Mortgage Acquisition Trust 2006-HE3

J.P. Morgan Mortgage Acquisition Trust 2006-NC1

J.P. Morgan Mortgage Acquisition Trust 2006-NC2

J.P. Morgan Mortgage Acquisition Trust 2006-RM1

J.P. Morgan Mortgage Acquisition Trust 2006-WMC2

J.P. Morgan Mortgage Acquisition Trust 2006-WMC3

J.P. Morgan Mortgage Acquisition Trust 2006-WMC4

Nationstar Home Equity Loan Trust 2006-B

Newcastle Mortgage Securities Trust 2006-1

NovaStar Mortgage Funding Trust, Series 2006-1

NovaStar Mortgage Funding Trust, Series 2006-2

NovaStar Mortgage Funding Trust, Series 2006-3

NovaStar Mortgage Funding Trust, Series-2006-MTA1

Origen Manufactured Housing Contract Trust 2006-A

Ownit Mortgage Loan Trust, Series 2006-1 Trust

Popular ABS Mortgage Pass-Through Trust 2006-A

Popular ABS Mortgage Pass-Through Trust 2006-B

Popular ABS Mortgage Pass-Through Trust 2006-C

Popular ABS Mortgage Pass-Through Trust 2006-D

Popular ABS Mortgage Pass-Through Trust 2006-E

RAAC Series 2006-SP1 Trust

RAAC Series 2006-SP2 Trust

RAAC Series 2006-SP3 Trust

RAMP Series 2006-RS1 Trust

RAMP Series 2006-RS2 Trust

RAMP Series 2006-RS3 Trust

RAMP Series 2006-RS4 Trust

RAMP Series 2006-RS5 Trust

RAMP Series 2006-RZ1 Trust

RAMP Series 2006-RZ2 Trust

RAMP Series 2006-RZ3 Trust

RAMP Series 2006-RZ4 Trust

RFMSII Series 2006-HSA1 Trust

The Home Equity Loan Trust 2006-HSA2

The Home Equity Loan Trust 2006-HSA3

The Home Equity Loan Trust 2006-HSA4

The Home Equity Loan Trust 2006-HSA5

The Home Loan Trust 2006-HI1

The Home Loan Trust 2006-HI2

The Home Loan Trust 2006-HI3

The Home Loan Trust 2006-HI4

USAA Auto Owner Trust 2006-1

USAA Auto Owner Trust 2006-2